SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 21, 1998
                                (August __, 1998)
                                -----------------


                             ILM SENIOR LIVING, INC.


   Virginia                            18249                     04-3042283
--------------                   ----------------              -------------
(State or other                  (Commission File              (IRS Employer
jurisdiction of                        No.)                       ID No.)
incorporation)


                  28 State Street, Suite 1100, Boston, MA 02109
                  ---------------------------------------------
                    (Address of principal executive offices)


                                 (888) 257-3550
                        ---------------------------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Item 5.  Other Events
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         On July 29, 1996, ILM Lease I Corporation ("Lease I") and ILM Holding,
Inc. ("ILM Holding"), a subsidiary of ILM Senior Living, Inc. (the "Company" and collectively for this discussion, with Lease I and ILM Holding, the "Companies"),terminated the property management agreement ("Agreement") with Angeles Housing Concepts, Inc. ("AHC") covering the eight Senior Housing Facilities then leased by the Companies. Such Agreement was terminated for cause pursuant to Sections 1.05(a)(i), (iii) and (iv) of the Agreement. Simultaneously with the termination of the Agreement, the Companies, together with certain affiliated entities, filed suit against AHC in the United States District Court for the Eastern District of Virginia for breach of contract, breach of fiduciary duty and fraud (the "Virginia litigation"). In November 1996, AHC filed with the Virginia District Court an Answer in response to the litigation initiated by the Companies and a Counterclaim against ILM Holding. The Counterclaim alleges that the Agreement was wrongfully terminated for cause and requested damages which include the payment of the termination fee in the amount of $1,250,000, payment of management fees pursuant to the Agreement from August 1, 1996 through October 15, 1996, which is the earliest date that the Agreement could have been terminated without cause, and recovery of attorney's fees and expenses. The aggregate amount of damages against all parties as requested in AHC's Counterclaim exceeds $2,000,000. The Company has guaranteed the payment of the termination fee at issue in these proceedings to the extent that any termination fee is deemed payable by the court and in the event that Lease I fails to perform pursuant to its obligations under the Agreement. On June 13, 1997 and July 8, 1997, the court issued orders purporting to enter judgment against the Company and ILM II Senior Living Inc. ("ILM2") in the amount of $1,000,000 (the "Orders"). On July 10, 1997, the Company, ILM2, Lease I and ILM II Lease Corporation ("Lease II") filed a notice of appeal to the United States Court of Appeals for the Fourth Circuit from the Orders.

On February 4, 1997, AHC filed a complaint in the Superior Court of the State of California against Capital Senior Living, Inc., an affiliate of Capital Senior Management 2, Inc. ("Capital"), the Company's property manager, Lawrence A. Cohen, a director and the former President and Chief Executive Officer of the Company, and others alleging that the defendants intentionally interfered with AHC's Agreement (the "California litigation"). The complaint sought damages of at least $2,000,000. On March 4, 1997, the defendants moved the case to Federal District Court in the Central District of California. At a Board meeting on February 26, 1997, the Company's Board of Directors concluded that since all of Mr. Cohen's actions relating to the California litigation were taken either on behalf of the Company under the direction of the Board or as a Paine Webber employee, the Company or its affiliates should indemnify Mr. Cohen with respect to any expenses arising from the California litigation, subject to any insurance recoveries for those expenses. Capital, under its management agreements, with the ILM parties took the position that it should be completely indemnified by the ILM parties under its property management agreement with the ILM parties. The ILM parties' position was that the AHC termination was prior to the Management Agreement with Capital and accordingly Capital was not entitled to be indemnified. As the ILM parties need Capital's assistance and cooperation in the Virginia litigation, to avoid legal action against Capital, and to provide a united front before

AHC, the Company's Board also concluded that, subject to certain conditions, the Company or its affiliates should advance up to $20,000 to pay reasonable legal fees and expenses incurred by Capital in the California litigation. Subsequently, the boards of directors of Lease I and Lease II voted to increase the maximum amount of the advance to Capital to $100,000. By the end of November 1997, Capital had incurred $100,000 of legal expenses in the California litigation. On February 2, 1998, the amount to be advanced to Capital was increased to include 75% of the California litigation legal fees and costs incurred by Capital for December 1997 and January 1998, plus 75% of cash legal fees and costs incurred by Capital thereafter, not to exceed $500,000.

On August 18, 1998, the Companies, ILM 2, Lease II, Capital Senior Living, Inc. ("Capital"), Capital Senior Management 2, Inc., Lawrence A. Cohen and other parties affiliated with the Company and/or with Capital (collectively, the "ILM/Capital Parties"), along with AHC and other parties affiliated with AHC (collectively, the "AHC Parties"), entered into a Settlement Agreement (the "Settlement Agreement") pursuant to which all such parties agreed to resolve all disputes between them, including those related to the Virginia litigation and the California litigation. Under the terms of the Settlement Agreement, both the Virginia litigation and the California litigation, including all counterclaims raised and filed in connection with such actions, are to be dismissed with prejudice, and all other outstanding claims held by each signatory party against each other signatory party are to be released, following payment of $2,250,000 to the AHC Parties by the ILM/Capital Parties (the "Settlement Amount"). The Settlement Amount is to be paid within 10 days of full execution of the Settlement Agreement.

In an agreement entered into by the ILM/Capital Parties, Capital and other parties affiliated with it agreed to contribute $625,000 toward payment of the Settlement Amount, and the Companies, ILM 2 and Lease II agreed to contribute $1,625,000 toward payment of the Settlement Amount. As part of their agreement, the ILM/Capital Parties mutually released each other from any and all claims that any such party may have against any other such party, other than any claims under the property management agreements that exist between the ILM/Capital Parties.

As part of the Settlement Agreement, each AHC Party agreed ( i) to divest itself of any equitable or financial interest that it or any of its affiliates may have in any ILM/Capital Party, and (ii) to refrain from acquiring any such interests in any ILM/Capital Party or otherwise assist any other person in soliciting or acquiring any such interests in any ILM/Capital Party, whether by merger or any other form of business combination or other transaction, in either case until December 31, 2014.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) The following Exhibits are filed as part of this Form 8-K:

        1. Settlement Agreement, dated August 18, 1998, between the Company, ILM II Senior Living, Inc., ILM I Lease Corporation, ILM II Lease Corporation, Capital Senior Living, Inc., Capital Senior Management 2, Inc., Lawrence A. Cohen, Angeles Housing Concepts, Inc. and other identified persons.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                      ILM SENIOR LIVING, INC.
                                                           (Registrant)



                                                      By:  /s/ Jeffry Dwyer
                                                           ------------------
                                                               Jeffry Dwyer
                                                               Secretary



Dated:  August 31, 1998